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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 11, 1999


                                  GenCorp Inc.
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             (Exact name of registrant as specified in its charter)


         Ohio                         1-1520                     34-0244000
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      (State of               (Commission File Number)         (IRS Employer
    incorporation)                                          Identification No.)


        175 Ghent Road, Fairlawn, Ohio                            44333-3300
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   (Address of principal executive offices)                       (Zip Code)


                                  330-869-4200
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         Attached hereto as Exhibit 99 and incorporated herein by this reference is the text of the registrant's press release which was made on August 11, 1999.

         In its press release dated August 11, 1999 GenCorp announced that while it expects diluted earnings per share for the third quarter ending August 31, 1999 to increase 25% or more compared to $0.41 per diluted share from the same period a year ago, earnings are expected to be approximately 10% below current Wall Street consensus estimates as published by First Call.

Item 7.  Exhibits
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Table                                                                 Exhibit
Item No.                  Exhibit Description                         Number
--------                  -------------------                         ------

    99          Press release dated August 11, 1999 regarding           99
                third quarter earnings outlook.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    GENCORP INC.



                                    By: /s/ Michael E. Hicks
                                        ---------------------------------
                                        Name: Michael E. Hicks
                                        Title: Senior Vice President and
                                                Chief Financial Officer
Dated: August 11, 1999